                                                                    EXHIBIT 10.1

As Filed with the Securities and Exchange Commission on October 24, 2001. *INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                            PSMA SUBLICENSE AGREEMENT

                                 BY AND BETWEEN

                               CYTOGEN CORPORATION

                                       AND

                         NORTHWEST BIOTHERAPEUTICS INC.

                                      DATED

                                      AS OF

                                 AUGUST 28, 2000

As Filed with the Securities and Exchange Commission on October 24, 2001. *INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                            PSMA SUBLICENSE AGREEMENT

                           Dated as of August 28, 2000


        CYTOGEN CORPORATION ("Cytogen"), a Delaware corporation, having its place of business at 600 College Road East, Princeton, New Jersey 08540 and NORTHWEST BIOTHERAPEUTICS INC. ("NWBio"), a Delaware corporation, having its principal place of business at 2203 Airport Way South, Suite 200, Seattle, Washington 98134, hereby agree as follows:

        1. BASIS FOR AGREEMENT. The following chronology and purposes form the basis for the agreements hereunder:

                1.1 MISROCK'S SPONSORSHIP OF RESEARCH ON MOAB 7E11. At the request of Dr. Gerald P. Murphy, then Director of Roswell Park Memorial Institute, Buffalo, New York, S. Leslie Misrock ("Misrock"), who subsequently founded Prostagen Inc. ("Prostagen"), financially sponsored the research of Dr. Julius S. Horoszewicz which led to the discovery of MoAb 7E11, one subclone of which is MoAb 7E11-C5 and another subclone is 7E11-C5.3 which is denominated by Cytogen as CYT-3511. The specific antibody utilized by Drs. Horoszewicz and Murphy is described in Anticancer Research, 7:927-936 (1987), entitled "Monoclonal Antibodies to a New Antigenic Marker in Epithelial Prostatic Cells and Serum of Prostatic Cancer Patients." Additionally, Misrock was responsible for Cytogen's acquisition of Horoszewicz patent rights covering MoAb 7E11 and its subclones.

                1.2 SKICR'S USE OF MOAB 7E11-C5 TO ISOLATE PSMA GENE AND PROTEIN. Cytogen furnished MoAb 7E11-C5 to Drs. Ron S. Israeli, Warren D. Heston and William R. Fair at the Sloan-Kettering Institute For Cancer Research ("SKICR"), New York, New York, where these investigators isolated and characterized the gene for prostate specific membrane antigen and subsequently expressed and characterized the protein PSMA (as defined in Section 2) encoded by such gene. The research by Drs. Israeli, Heston and Fair on the isolation and characterization of the PSMA gene and protein is described in Cancer Research, 53:227-230 (1993), entitled "Cloning of a Complementary DNA Encoding a Prostate-Specific Membrane Antigen."

                1.3 SKICR FILES FOR PATENT RIGHTS COVERING ITS PSMA DEVELOPMENTS. With funding from Cytogen, SKICR filed a series of United States and foreign counterpart patent applications on its PSMA developments in the names of Drs. Israeli, Heston and Fair, on one of which applications United States Patent No. 5,538,866 was granted on July 23, 1996. The `866 patent, together with all United States patent applications and foreign counterparts filed by or on behalf of SKICR covering its PSMA developments.

                1.4 CYTOGEN OBTAINS AND EXERCISES OPTION TO LICENSE SKICR PATENT RIGHTS. Pursuant to the Option and License Agreement ("SKICR Agreement") effective July 1, 1993, by and between Cytogen and SKICR, Cytogen was granted the exclusive option to obtain an exclusive worldwide license to technology and patent rights relating to SKICR's developments relating to PSMA for a term commencing July 1, 1993 and extending until six (6) months after the issuance of the first United States patent on this technology. Since the `866 patent was granted July 23, 1996, Cytogen's option extended until January 23, 1997. Cytogen has advised and represented to NWBio that it had exercised its option under the SKICR Agreement prior to December 9, 1996.

                1.5 CYTOGEN SUBLICENSES PROSTAGEN. Pursuant to the PSMA Therapeutics Sublicense Agreement (as defined in Section 2) Cytogen granted to Prostagen the exclusive right and sublicense throughout the world, with the right to grant sublicenses to others, under the SKICR Patent Rights, inter alia,

                        (a) to develop therapeutic products utilizing PSMA, prostate specific membrane peptides ("PSMP") containing any peptide sequence appearing within the PSMA protein, mimetopes of such peptides, DNA and/or RNA of PSMA and/or PSMP and/or mimetopes thereof, for the immunotherapeutic treatment of prostate cancer; and

                        (b) to produce, process or otherwise manufacture or have produced, processed or otherwise manufactured, to use or have used, to sell or have sold, any products for immunotherapy of prostate cancer (1) that contain PSMA, PSMP, mimetopes thereof, the DNA and/or RNA corresponding to such protein or peptides; (2) that are either (i) covered in whole or in part by a Valid Claim in the country in which such product is made, used or sold; or (ii) manufactured by using a process that is covered in whole or in part by a Valid Claim in the country in which such process is used; or (iii) used according to a method which is covered in whole or in part by a Valid Claim in the country in which such method is used; and (3) that embody or are made in accordance with any of the SKICR Patent Rights.

                1.6 TERMINATION OF PRIOR AGREEMENTS. Prostagen and NWBio entered into a PSMA Therapeutic Product Sublicense Agreement, dated July 16, 1997 and Prostagen and Northwest Clinical LLC entered into a PSMA Production Sublicense Agreement, dated July 16, 1997, both of those agreements and the PSMA Therapeutic Sublicense Agreement (as defined in Section 2) have been terminated simultaneously with the execution of this Agreement.

        2. DEFINITIONS. For the purposes of this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings.

                2.1 AFFILIATE. The term "Affiliate" shall mean any person, corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control with, a party. For purposes of this definition, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) or, if less than fifty percent (50%), the maximum percentage, as allowed by applicable law, of the stock or participating shares entitled to vote for the election of directors; and (b) in the case of noncorporate entities, direct or indirect ownership of at least fifty (50%) or, if less than fifty percent (50%), the maximum percentage, as allowed by applicable law, of the equity interest with the power to direct the management and policies of such noncorporate entity.

                2.2 COMMERCIAL SALE. The term "Commercial Sale" shall mean the commercial sale of Licensed Products by NWBio.

                2.3 CONTRACT PERIOD. The term "Contract Period" shall mean the period beginning with the Effective Date of the Agreement and ending upon the date on which this Agreement shall expire or terminate in accordance with the provisions of Section 8 hereof.

                2.4 EFFECTIVE DATE. The term "Effective Date of this Agreement" shall mean July 18, 2000.

                2.5 FDA. The term "FDA" shall mean the United States Food and Drug Administration.

                2.6 IMMUNOTHERAPY. The term "immunotherapy" shall mean and collectively include those ex vivo therapeutic interventions which result in the activation and/or expression of effector cell function by B lymphocytes, T lymphocytes, NK cells, macrophages, expression of mucosal immunity, and/or passive immunity by which immune agents are generated ex vivo and transferred to a patient.

                2.7 IND. The term "IND" shall mean an application for investigation of a new drug that has been submitted to the FDA pursuant to the Federal Food Drug and Cosmetic Act, as amended [Title 21, United States Code] and the regulations promulgated thereunder, or an equivalent application to another Regulatory Authority.

                2.8 LICENSED PROCESSES. The term "Licensed Processes" shall mean any process for the immunotherapy of prostate cancer in patients by [ *** ] including, but not limited to [ *** ], ex vivo, with a composition including PSMA and/or PSMP, and/or the mimetopes of PSMA or PSMP, and [ *** ] the use or practice of which would, but for the licenses granted herein, infringe one or more Valid Claims of an issued patent or pending patent application included in SKICR Patent Rights.

                2.9 PSMA. The term "PSMA" shall mean prostate specific membrane antigen and shall include the PSMA protein described in Cancer Research, 53:227-230 (1993).

                2.10 PSMP. The term "PSMP" shall mean prostate specific membrane peptides which shall include any peptide sequence appearing within the PSMA protein.

                2.11 LICENSED PRODUCTS. The term "Licensed Products" shall mean products for the immunotherapy of prostate cancer which are produced by [ *** ], with a composition including PSMA and/or PSMP, and/or the mimetopes of PSMA or PSMP, and [ *** ], the manufacture, use and/or sale of


[ *** ]INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

which would, but for the licenses granted herein, infringe one or more Valid Claims of an issued patent or pending patent application included in SKICR Patent Rights.

                2.12 MAJOR MARKET. The term "Major Market" shall mean any of the United States, United Kingdom, France, Germany, Italy, Spain, Japan or Canada.


                2.13 MOAB 7E11. The term "MoAb 7E11 shall mean and collectively include that certain antibody to PSMA known as MoAb 7E11-C5, which such antibody is claimed in United States Patent No 5,162,504, granted November 10, 1992, and entitled "Monoclonal Antibodies to a New Antigenic Marker in Epithelial Prostatic Cells and Serum of Prostate Cancer Patients." One subclone of MoAb 7E11 is MoAb 7E11-C5.3.

                2.14 NDA. The term "NDA" shall mean either a New Drug Application and/or a Pre-Market Approval for a Licensed Product that has been submitted to the FDA pursuant to the Federal Food, Drug and Cosmetic Act, as amended [Title 21, United States Code] and the regulations promulgated thereunder or an equivalent application to another Regulatory Authority.

                2.15 PHASE III CLINICAL TRIAL. The term "Phase III Clinical Trial" shall mean a pivotal random clinical trial having a sufficient number of patients to provide statistically significant results regarding safety and efficacy of a particular Licensed Product in the treatment of prostate cancer. The Phase III Clinical Trial shall be conducted pursuant to the requirements of the Federal Drug, Food and Cosmetic Act, as amended [Title 21, United States Code] and regulations promulgated thereunder, and shall commence on the first day the first patient is treated under the protocol of such Phase III Clinical Trial.

                2.16 PSMA THERAPEUTICS SUBLICENSE AGREEMENT. The term "PSMA Therapeutics Sublicense Agreement" shall mean the PSMA Therapeutics Sublicense Agreement, dated December 9, 1996, by and between Cytogen and Prostagen, and all amendments thereto.

                2.17 REGULATORY APPROVAL. The term "Regulatory Approval" shall mean the approval of an NDA by a Regulatory Authority granting the rights to manufacture, market and import a therapeutic agent for use by human patients.

                2.18 REGULATORY AUTHORITY. The term "Regulatory Authority" shall mean the applicable Government authority (which, in the United States, is the FDA) which is responsible for approval for manufacturing, marketing or importing a therapeutic agent in a particular country for human use.

                2.19 SKICR. The term "SKICR" shall mean the Sloan-Kettering Institute for Cancer Research, a not-for-profit New York corporation, having its principal place of business at 1275 York Avenue, New York, New York 10021-6007.

                2.20 SKICR AGREEMENT. The "SKICR Agreement" shall mean the Option and License Agreement effective July 1, 1993, by and between SKICR and Cytogen, and all amendments thereto. The SKICR Agreement is annexed to be PSMA Therapeutics Sublicense Agreement as Exhibit A.

                2.21 SKICR PATENT RIGHTS. The "SKICR Patent Rights" shall mean and collectively include

                        (a) all patentable inventions specifically pertaining to the Technological Field (1) which are subject to protection under the provisions of the Patent Act [Title 35, United States Code] and/or any foreign patent laws; (2) which were in existence on the effective date of the PSMA Therapeutics Sublicense Agreement and/or which may be made at any time during the term of that agreement at SKICR; and (3) which were legally and/or beneficially owned or otherwise controlled or licensable by Cytogen as at its election under the SKICR Agreement.

                        (b) any and all patents and patent applications set forth in Schedule A of the PSMA Therapeutics Sublicense Agreement and any and all existing or future divisions, continuations, continuations-in-part and renewals thereof, any and all patents which may be granted thereon, and any and all reissues and extensions thereof. Cytogen shall promptly notify NWBio of any change in the status of any patent application or patent included in Schedule A of the PSMA Therapeutics Sublicense Agreement. Any Improvements relating to the Licensed Product and/or Licensed Processes shall be included in the SKICR Patent Rights to the extent that such Improvements have been licensed to Cytogen by SKICR.

                2.22 VALID CLAIM. The term "Valid Claim" with respect to any jurisdiction shall mean any claim of any duly issued patent within the SKICR Patent Rights in such jurisdiction that has not expired, lapsed or been declared invalid by a decision of a court of competent jurisdiction from which an appeal cannot be taken or in respect of which the applicable period of appeal has expired, and any claim in any then pending application for patent within the SKICR Patent Rights in such jurisdiction that has not been the subject of a rejection notice from which an appeal cannot be taken or in respect of which the applicable period of appeal has expired.

                2.23 IMPROVEMENTS. The term "Improvements" shall mean any enhancement made by NWBio or its sublicensees to the SKICR Patent Rights.

                2.24 NET SALES. The term "Net Sales" shall mean the [ *** ] from a third party attributable to NWBio or its sublicensee's use, sale or transfer of any Licensed Product [ *** ] directly attributable to such use, sale or transfer and actually allowed and borne by NWBio or its sublicensee. Such [ *** ]


[ *** ]INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[ *** ] Whenever a product is sold in the form of a combination product containing a Licensed Product and one or more active ingredients, agents or compounds that are proprietary, either by ownership or license, to NWBio, its Affiliates or a third party (other than the Licensed Product), the Net Sales for such combination product shall be calculated by [ *** ]. If, on a country by country basis, the Licensed Product and such other active ingredients, agents or compounds in the combination product are not sole separately in such country by NWBio or its sublicensees, Net Sales for purposes of determining royalties on the combination product shall be calculated by [ *** ].

                2.25 TECHNOLOGICAL FIELD. The term "Technological Field" shall mean and collectively include the NWBio Operating Field and the Excluded Field, each of which terms is defined below:

                        2.25.1 NWBIO OPERATING FIELD. The term "NWBio Operating Field" shall mean (a) the manufacture, production, purification or use of PSMA, PSMP and/or any mimetopes of PSMA or PSMP; (b) the use of the gene(s) encoding PSMA or PSMP solely for the manufacture or production of such protein or peptides; (c) the sale of PSMA, PSMP and/or mimetopes of PSMA or PSMP to NWBio's sublicensees; (d) the sale of PSMA, PSMP and/or mimetopes of PSMA or PSMP to sublicensees for ex vivo clinical use, and/or to others for non-clinical research purposes; and (e) the manufacture, production or use of Licensed Processes and/or Licensed Products; in each case for the immunotherapy of prostate cancer. The term "NWBio Operating Field" shall not include any gene therapy with PSMA and/or any PSMP or the use of the DNA or RNA encoding such proteins and/or peptides to pulse any antigen-presenting cells ex vivo.

                        2.25.2 EXCLUDED FIELD. The term "Excluded Field" shall mean the use of any technology and related SKICR Patent Rights for any purpose other than the NWBio Operating Field.

        3. REPRESENTATIONS AND WARRANTIES. The following provisions relate to representations and warranties by the parties:

                3.1 BY CYTOGEN. Prostagen represents and warrants to NWBio that all of the facts set forth in Article I of this Agreement are true and accurate, and further represents and warrants, as follows:


[ *** ]INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                        3.1.1 POWER TO ACT. Cytogen has all necessary corporate power to enter into and perform its obligations under this Agreement and has taken all necessary corporate action under the laws of the State of Delaware and its charter and bylaws to authorize the execution and consummation of this Agreement.

                        3.1.2 SKICR PATENT RIGHTS. With respect to the SKICR Patent Rights,

                                (a) Cytogen is the exclusive licensee under and has the right to grant sublicense rights under the SKICR Patent Rights in the Technological Field, including the right to preclude unauthorized use of such SKICR Patent Rights;

                                (b) that the list of patents and patent
        applications set forth in Schedule A of the PSMA Therapeutics Sublicense Agreement represents a full and complete list of all patents and patent applications (1) which are included in the SKICR Patent Rights within the Technological Field; and (2) which were in existence as of the effective date of the PSMA Therapeutics Sublicense Agreement; and

                                (c) that Cytogen had no knowledge of (1) any impediment to the enforceability of any patent within the SKICR Patent Rights; or (2) any materially relevant prior art reference(s) which has not been cited in the United States Patent and Trademark Office with respect to the prosecution of any of the United States patents or patent applications within such SKICR Patent Rights.

Cytogen has not made any warranty or representation to NWBio as to the enforceability or validity of any patent within the SKICR Patent Rights.

                        3.1.3 [INTENTIONALLY BLANK]

                        3.1.4 NO LITIGATION. On the Effective Date, there is no action, suit, claim, proceeding or governmental investigation pending or threatened against Cytogen or Prostagen with respect to any of the SKICR Patent Rights, either at law or in equity, before any court or administrative agency or before any governmental department, commission, board, bureau, agency or instrumentality, whether United States or foreign, and Cytogen has no belief that there are basis or grounds for any such actions, suits or claims.

                        3.1.5 NO DEFAULT. On the Effective Date, Cytogen is not in default with respect to any term or provision of any agreement, charter, bylaw, mortgage, indenture, statute, rule or regulation applicable to either of them or with respect to any order, writ, injunction, decree, rule or regulation of any court or administrative agency, which will preclude the performance of its obligations under this Agreement.

                        3.1.6 NO MATERIAL CONTRACTS. Cytogen is not subject to any contract or agreement materially affecting any of the SKICR Patent Rights which will preclude the performance of Cytogen's obligations under this Agreement.

                        3.1.7 NO CONFLICTS. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor the fulfillment of or compliance with the terms and provisions hereof will (a) violate any provisions of law, administrative regulation or court decree applicable to Cytogen; or (b) conflict with or result in a breach of any of the terms, conditions or provisions of or constitute a default under the certificate of incorporation or bylaws of Cytogen, or of any agreement or instrument to which Cytogen is a party or by which Cytogen is bound.

                        3.1.8 NO ADVERSE ACTIVITY. During the term of this Agreement, Cytogen shall engage in no activity or omission that would adversely affect the rights of NWBio under this Agreement.

                3.2 BY NWBIO. NWBio represents and warrants to Cytogen, as follows:

                        3.2.1 POWER TO ACT. NWBio has all necessary power to enter into and perform its obligations under this Agreement and has taken all necessary action under the laws of the State of Washington and its articles of incorporation and bylaws to authorize the execution and consummation of this Agreement.

                        3.2.2 NO DEFAULT. NWBio is not in default with respect to any term or provision of any agreement, charter, bylaw, mortgage, indenture, statute, rule or regulation applicable to it, or with respect to any order writ, injunction, decree, rule or regulation of any court or administrative agency, which will preclude the performance of its obligations under this Agreement.

                        3.2.3 NO MATERIAL CONTRACTS. NWBio is not subject to any contract or agreement which will preclude the performance of NWBio obligations under this Agreement.

                        3.2.4 NO CONFLICTS. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions herein contemplated nor the fulfillment of or compliance with the terms and provisions hereof will (a) violate any provisions of law, administrative regulation or court decree applicable to NWBio; or (b) conflict with or result in a breach of any of the terms, conditions or provisions of or constitute a default under the articles of incorporation or bylaws of NWBio, or of any agreement or instrument to which NWBio is a party or by which it is bound.

                4. LICENSES. The following provisions relate to the rights and licenses granted hereunder:

                4.1 GRANT BY CYTOGEN. Subject to the terms and conditions herein contained, Cytogen hereby grants to NWBio the exclusive right and sublicense throughout the world only in the NWBio Operating Field, with the right to grant sublicenses to others,

                        (a) to make, have made, distribute, import, export, use and sell, and sell Licensed Products, and

                        (b) to practice and use Licensed Processes

        embodying or made in accordance with the appropriate SKICR Patent
Rights.

Nothing contained herein shall be construed as granting NWBio any right or license to practice the SKICR Patent Rights within the Excluded Field or for any purpose other than within the NWBio Operating Field.

                4.2 LIMITED RIGHT TO MOAB 7E11-C5.3. To enable NWBio to utilize MoAb 7E11-C 5.3 in connection with the development, manufacturing, testing, or conducting quality control tests on Licensed Products and to practice Licensed Processes all in accordance with Section 4.1, Cytogen hereby grants NWBio the right to use MoAb 7E11-C.5.3 solely for such purposes.

                        4.2.1 ANTIBODY REQUIREMENTS. NWBio agrees to purchase its requirements of MoAb 7E11-C5.3 from Cytogen, and Cytogen agrees to supply NWBio requirements of MoAb 7E11-C5.3, on terms and conditions satisfactory to both Cytogen and NWBio.

                        4.2.2 CONTINGENT LICENSE. In the event that Cytogen is unable or unwilling to supply NWBio requirements of MoAb 7E11-C5.3, Cytogen shall, upon written request of NWBio, provide to NWBio, at no cost to NWBio, a viable sample of a hybridoma capable of producing MoAb 7E11-C5.3, and thereafter NWBio shall have the right to use the hybridoma and to produce and use MoAb 7E11-C5.3 for the purposes set forth in this Paragraph 4.2.

        5. DILIGENCE. NWBio shall use reasonable commercial efforts to promptly develop, obtain Regulatory Approval for, manufacturing, marketing and selling Licensed Products. In the event that Cytogen, from time to time during the term of this Agreement, determines, in the exercise of its reasonable business discretion after interaction and discussion with NWBio, that NWBio is not using reasonable commercial efforts to develop, obtain Regulatory Approval for, manufacturing, marketing and selling Licensed Products within the United States and at least one other Major Market, then the resolution of such matter will be finally settled by binding arbitration in Seattle, Washington in accordance with the then current rules and procedures of the American Arbitration Association, by one (1) arbitrator appointed in accordance with such rules. The arbitrators shall apply the laws of the State of Washington, without reference to rules of conflict of law or statutory rules of arbitration, to the merits of any dispute or claim and shall have the right to grant injunctive relief. Judgment on the award rendered by the arbitrators may be entered in any Court having jurisdiction thereof.

        6. MILESTONE PAYMENTS AND ROYALTIES. The following provisions relate to milestone and royalty payments to be made by NWBio hereunder:

                6.1 MILESTONE PAYMENTS. The following provisions relate to the milestone payments to be made by NWBio hereunder:

                        6.1.1 FIRST MILESTONE PAYMENT. Within thirty (30) days of the issuance of the first Regulatory Approval for the use of a Licensed Product in a Major Market, other than for PSMA and/or PSMP, NWBio shall pay Cytogen the sum of Two Hundred Fifty Thousand Dollars ($250,000.00).

                        6.1.2 FINAL MILESTONE PAYMENT. NWBio shall pay Cytogen the sum of Seven Hundred Fifty Thousand Dollars ($750,000); which amount shall be payable in installments in accordance with Subsections 6.5.2 and 6.5.3, each of which shall be equal to two percent (2%) of the Net Sales for the immediately preceding calendar quarter. Such installments shall commence on the last day of the month during which the first Commercial Sale transpires and continue until the earlier of (i) two (2) years or (ii) the aggregate amount of such payments equals $750,000. In the event that that aggregate amount of the such payments is less than $750,000 then the amount of the final payment shall be increased so that the aggregate amount of all payments made pursuant to this Subsection
        6.1.2 is equal to $750,000. Notwithstanding anything to the contrary in this Agreement, in no event shall the $750,000 sum be fully paid by NWBio to Cytogen later than two (2) years from the first payment specified above in this Subsection 6.1.2.

                6.2 MINIMUM ANNUAL PAYMENTS. During each twelve (12) month period of the Agreement commencing on the Effective Date, until the commencement of the Phase III Clinical Trial (including pro-rata the last 12 month period), NWBio agrees to pay Cytogen minimum annual payments of Ten Thousand Dollars ($10,000) per year.

                6.3 ROYALTY PAYMENTS. NWBio shall, during the Contract Period, pay Cytogen a royalty of five percent (5%) on all Net Sales. Such payments will be paid in accordance with Subsections 6.5.2 and 6.5.3 below.

                6.4 BOOKS AND RECORDS. NWBio agrees to keep adequate and complete records showing all Net Sales, with respect to which earned royalties are due Cytogen hereunder. Such records shall include all information necessary to verify the total amount and computation of earned royalties hereunder, and shall be open to inspection by Cytogen during reasonable business hours to the extent necessary to verify the amount thereof. Such inspection shall be made no more often than once each calendar year at the expense of Cytogen by an auditor appointed by Cytogen and to whom NWBio has no reasonable objection, provided that such auditor shall be under a confidentiality obligation to NWBio to reveal only that information, and only to Cytogen, necessary to verify the royalties due hereunder. In addition, such inspection shall be limited to a period not to extend beyond two (2) years after the date of the receipt by Cytogen of a report from NWBio relating to such records pursuant to Section 6.5.1. After such two
(2) year period, any such report and the records upon which such report was based shall be deemed presumptively correct.

                6.5 REPORTS AND ROYALTY PAYMENTS. The following provisions relate to reports and royalty payments by NWBio:

                        6.5.1 REPORTS. On or before the last day of each February, May, August, and November throughout the Contract Period, NWBio shall furnish Cytogen with a written report, signed by an authorized officer or agent of NWBio showing all Net Sales with respect to which earned royalties are due Cytogen hereunder.

                        6.5.2 ROYALTY PAYMENTS. With each such quarterly report, NWBio shall remit to Cytogen the total amount of earned royalties shown thereby to be due. All payments shall be made in lawful funds of the United States of America.

                        6.5.3 CURRENCY CONTROL RESTRICTIONS. In the event that NWBio is precluded from transferring royalties due Cytogen hereunder at any time during the Contract Period because NWBio has failed after due diligence to obtain the approval of such transfer from the appropriate governmental agency responsible for control of currency exchanges of a particular country in which NWBio has sold Licensed Products, then NWBio agrees (a) to deposit or to cause the deposit of such royalties to the account of Cytogen in a bank in such country designated by Cytogen; (b) to provide or to cause the providing of Cytogen with documentary evidence of such deposits; and (c) to remit or to cause remittance of such deposits to Cytogen immediately upon the subsequent approval of such transfers by such governmental agency. NWBio further agrees that the form of such depository account shall permit Cytogen to withdraw the deposited amounts at will, but shall permit NWBio to withdraw the deposited amounts solely for the purpose of remitting such amounts to Cytogen pursuant to the provisions of this Section 6.5.3.

        7. PRODUCT LIABILITY DISCLAIMERS. The following provisions relate to product liability disclaimers:

                7.1 PRODUCT LIABILITY DISCLAIMER BY CYTOGEN. Cytogen assumes no responsibility for the manufacturer, product specifications, end-use or provision of any Licensed Products which are manufactured or provided by or for, or sold by NWBio. All warranties in connection with such Licensed Products made or provided by NWBio shall not directly or impliedly obligate Cytogen in any manner whatsoever under such warranties or otherwise.

                7.2 PRODUCT LIABILITY DISCLAIMER BY NWBIO. NWBio assumes no responsibility for the manufacture or product specifications or end-use of any products which are manufactured by or for Cytogen except for the manufacture or product specifications of materials made by or for NWBio and sold to Cytogen. Any warranties in connection with such products made by Cytogen as user of such products shall nor directly or impliedly obligate NWBio.

        8. TERM AND TERMINATION. The following provisions relate to the term and termination of this Agreement:

                8.1 TERM. Unless sooner terminated in a manner herein provided, this Agreement shall continue in force until the expiration of the last to expire patent included in SKICR Patent Rights.



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

                8.2 TERMINATION. This Agreement may be terminated, in whole or in part, at any time prior to the term set forth in Paragraph 8.1 hereof, as follows:

                        8.2.1 BY NWBIO. At any time after December 31, 2000, NWBio may terminate this Agreement by giving Cytogen at least sixty (60) days notice in writing.

                        8.2.2 BY BREACH. In the event either party shall materially breach any of the terms, conditions or agreements contained herein to be kept, observed and performed by it, then the other party may give written notice thereof to the breaching party. If the breaching party has not cured the breach within sixty (60) days after receipt of such notice, then the non-breaching party may commence arbitration of such matter pursuant to the arbitration provisions set forth in Section 5 above.

                        8.2.3 BY BANKRUPTCY, INSOLVENCY OR SUSPENSION OF BUSINESS. In the event (a) NWBio on the one hand or Cytogen on the other hand shall become insolvent or shall suspend business, or shall file a voluntary petition or any answer admitting the jurisdiction of the Court and the material allegations of, or shall consent to an involuntary petition pursuant to or purporting to be pursuant to any reorganization or insolvency law of any jurisdiction, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of a receiver or trustee of a substantial part of its property, and (b) no Affiliate of such party shall undertake to assume its obligations under the provisions of this Agreement within ninety
        (90) days from the date on which such party becomes so disabled, then to the extent permitted by law the other party may thereafter immediately terminate this Agreement by giving written notice of termination to the disabled party.

                8.3 ACCRUED RIGHTS AND OBLIGATIONS. Termination of this Agreement shall not relieve any party of any rights and obligations then accrued hereunder or which extend beyond the date of such termination. In the event that this Agreement is terminated pursuant to Sections 8.2.2 or 8.2.3 due to the breach, bankruptcy, insolvency or business suspension of Cytogen, NWBio shall have the right to use the licenses granted under this Agreement until the last to expire patent included in SKICR Patent Rights; provided, however, NWBio shall adhere to all terms and conditions, including making any payments specified herein. If the Agreement is terminated by Cytogen pursuant to the terms of this Agreement, all licenses granted to NWBio shall immediately cease and NWBio will return any and all Cytogen materials. NWBio shall have the right to sell-off any inventory of Licensed Products manufactured prior to the termination date, under the terms and conditions specified in this Agreement.

        9. ASSIGNABILITY. Neither this Agreement nor any interest hereunder shall be assignable by either party without the written consent of the other, and any attempted assignment without such consent shall be null and void. For the purposes of this Section 9, a change of corporate domicile by either party hereof shall not result in an assignment of this Agreement or any interest hereunder. This Agreement shall be binding upon the successors and permitted assignees of the parties. Any such successor or permitted assignee shall be subject to the same rights and obligations as the original party hereunder.

        10. EXPORT LICENSES. This Agreement is subject to any restrictions concerning the export of products or technical information from the United States which may be imposed by the United States. Accordingly, each party agrees that it will not export directly or indirectly, any technical information acquired under this Agreement or any products utilizing any such technical information to any country for which the United States Government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States Government when required by an applicable statute or regulation.

        11. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions shall apply to this Agreement:

                11.1 NOTICES. All notices and communications provided for hereunder shall be in writing and shall be mailed or delivered to the business address of the respective parties aforementioned, or to such other address as either party shall designate in writing to the others.

                11.2 INDEPENDENT CONTRACTORS. No agency, partnership or joint venture is hereby established. Neither Cytogen nor NWBio shall enter into, or incur, or hold itself out to third parties as having authority to enter into or incur on behalf of the other party any contractual obligations, expenses or liabilities whatsoever, except as expressly provided herein.

                11.3 COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

                11.4 ENTIRE UNDERSTANDING. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. No modifications, extensions, or waiver of any provisions hereof or any release of any right hereunder shall be valid, unless the same is in writing, contains reference to this Agreement and sets forth the plan or intention to modify same, and is consented to by all parties hereto.

                11.5 HEADINGS. The headings of this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                11.6 NO IMPLIED RIGHTS. Except as expressly provided for in this Agreement, nothing contained herein shall be construed as conferring any license or other rights, by implication or estoppel, under any patent (including design patent and utility model patent) or patent application, or any copyrights, trademarks, trade names or trade dress.

                11.7 NO WAIVER. The failure of either party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party hereto of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

                11.8 PROMOTION AND ADVERTISING. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark, or other designation (including any contraction, abbreviation, or simulation of any of the foregoing); and, each party hereto agrees not to use any designation of the other party in any promotional activity associated with this Agreement, or with product licensed thereunder, without the express written approval of the other party.

                11.9 GOVERNING LAW. This Agreement shall be interpreted, construed, and governed in accordance with the laws of the State of Washington, without reference to conflict of laws principles.

        IN WITNESS WHEREOF, the parties have each caused their respective corporate seals to be hereto affixed and duly witnessed and these present to be signed by their respective corporate officers thereunto duly authorized.

CYTOGEN CORPORATION                         NORTHWEST BIOTHERAPEUTICS INC.



By                                          By
  ----------------------------------          ----------------------------------

Title                                       Title
     -------------------------------             -------------------------------

Date:  August 28, 2000                      Date:  August 28, 2000



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